Exhibit 99.2

A Class of Our Own 2021 FIRST QUARTER INVESTOR PRESENTATION

2021 First Quarter Investor Presentation 2 This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long-term, triple-net leases of freestanding, single-tenant properties. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this presentation may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation, the risks described in our Annual Reports on Form 10-K, quarterly reports on form 10-Q, and current reports on form 8-K. Forward-looking statements set forth herein speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law. THIS PRESENTATION CONTAINS HISTORICAL PERFORMANCE INFORMATION REGARDING STORE CAPITAL, AS WELL AS OTHER COMPANIES PREVIOUSLY MANAGED BY MEMBERS OF OUR SENIOR EXECUTIVE TEAM. SUCH PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS. This presentation contains references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in this presentation may appear without the “© “ or “TM” OR “sm” Symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Definitions and footnotes for data provided herein are provided in the appendix section of this presentation. Unless otherwise indicated, data provided herein is as of March 31, 2021. Disclaimer

2021 First Quarter Investor Presentation 3 Contents 4 STORE CAPITAL SNAPSHOT 5 A CLASS OF OUR OWN Our Asset Class. Our Market. Our Customers. Our Business Model. Our Capital Structure. Our Contract Quality. Our External Growth, Internal Growth and Risk Adjusted Returns. Our Portfolio. Our Investment Diversity. Our Top Ten Customers. Our Investment Pipeline Activity. Our Long Lease Terms and Superior Origination Platform. Our Growth and Performance. Our Corporate Responsibility: Commitment to All Stakeholders. Highlights of Our Asset Class. 25 APPENDIX (Important Supporting Information) Dividend Growth and Protection. Portfolio Management Impact on Growth. Portfolio Management Performance. 29 FINANCIAL INFORMATION 37 COVID-19 UPDATE 39 DEFINITIONS AND FOOTNOTES

2021 First Quarter Investor Presentation 4 STORE Capital Snapshot “We founded STORE based on a unique asset class of profit- center real estate. Our focus on STORE Properties enables us to provide tailored financing solutions to our targeted group of middle-market and larger customers, which results in the creation of value for all our stakeholders. ” Mary Fedewa, CEO NYSE: STOR; Profit-Center Real Estate; Baa2/BBB/BBB ~30-year Successful Leadership Track Record $9.0B Equity Market Cap; $10.0B Gross Assets Sector Low 24% Unencumbered Asset Leverage 2,656 Properties & 522 Leading National & Regional Tenants Sector-leading Diversity – Tenant, Industry & Geography STORE has a deep base of high-quality generalist and real estate dedicated stockholders

2021 First Quarter Investor Presentation 5 The Power of Profit Center Real Estate Single Tenant Operational Real Estate (An Important Third Payment Source) STORE: A Class of Our Own STORE (stȯr): Single Tenant Operational Real Estate, or profit-center properties, is a real estate investment asset class distinguished by three payment sources which, combined with “table stakes”, enable net lease contract superiority to the underlying credit quality profile of the tenant. Unit-Level Profitability Unique to STORE Corporate Credit & Property Value All real estate investors have this The “Table Stakes” Ingredients Essential to the Asset Class (Ensuring Contract Seniority)

Broad-Based Market Need

Creating stakeholder value begins with meeting broad-based needs and adding value to our customers.

Nearly 200,000 Companies in STORE's Target Market with ~26,000 Contacts in Proprietary Prospecting Database



Rated Companies
STORE's Target Market*
Small Companies

*Companies with over $10MM in annual revenue.

Opportunity to be selective

Approx. same size as the world's 4th largest economy

Do They Need Us?	✓
Are Institutional REITs the Best Capital Source?	✓
Can We Add Value?	✓
Fulfill our four Table Stakes?	✓
Direct Customer Relationships	~80% of Acquisitions
Primary Lease Terms	Longer
Leasing Rationale	Capital Efficiency & Flexibility
Triple Net Leases	Virtually Always
Lease Form	Ours

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2021 First Quarter Investor Presentation 7 3% 7% 17% 25% 19% 11% 18% STORE’s Customer Revenue Distribution1 % of Total Rent & Interest STORE Tenant Profile STORE’s Tenant Metrics <$5MM $5-20MM $20-50MM $50-200MM $200-500MM $500MM-1B >$1B Market-Leading National and Regional Companies ~73% of customers have revenues over $50 million Weighted average tenant revenues ~$815 million 2019 Tenant revenue growth of >12%2 Employ ~2.5m workers3 Operate ~36,000 locations in 50 states4 Repeat customers about one-third of new business Wtd. Avg. Tolerable Sales Fall-off: ~40%5

2021 First Quarter Investor Presentation 8 STORE Delivers a Leading Net Lease Business Model STORE’s investor returns are foremost delivered by a strong corporate business model resulting in consistent and predictable performance. “The many measures of our success are reflective of our business model which has been tested and perfected through our years of real estate investing. Our efforts have resulted in a high quality and diverse investment portfolio which is maintained by our skilled portfolio management and servicing teams to deliver consistent results.” -- Mary Fedewa, CEO The Seven Net Lease Business Model Variables STORE's Historical Rank 1. Beginning Lease Yield Highest 2. Contractual Lease Escalations Top Quartile 3. Operating Profit Margin Second Quartile 4. Spread Between Lease Yield and BorrowingCost Highest 5. Spread Between Investment AFFO Multiple and Traded AFFO Multiple Top Quartile 6. Ability to Accretively Recycle Asset Sales Proceeds Top Quartile 7. Low Dividend Payout Ratio Second Quartile

2021 First Quarter Investor Presentation 9 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031-33 2034 After Free Cash Flow and Proceeds from property sales Debt Maturities Debt is prepayable 24 months prior to maturity 4 $0 $200 $400 $600 2016 2017 2018 2019 2020 2.4% 5.0% 5.1% 4.7% 4.2% 4.1% 4.4% 4.5% 4.6% 2.8% N/A 4.0% N/A Avg Rate 3 Median debt maturities AAA & A+ STORE Master Funding Dedicated Asset-Backed SecuritiesConduit ➢ Able to maintain constant leverage enabling superior unsecured debt ratios ➢ Complete portfolio management flexibility ➢ Provides borrowing diversity & prepayment flexibility ➢ Non-recourse with minimalcovenants STORE Stands Apart with a Fortress Balance Sheet Select Ratios A-/BBB+ Net Lease Avg1 STORE’s Unencumbered Assets2 Debt/EBITDA ~5x 3.5x Unencumbered assets/unsecured debt ~3x 4.2x Debt service coverage ~5x 7.0x ~64% of assets @ 24% leverage (vs cost) About half the leverage of AAA-rated Master Funding notes, STORE has among the lowest unencumbered asset ratio of any REIT. ~33% of assets @ ~63% leverage 45% Leverage to AAA & 25% More Leverage to A+ Offers added credit support to unsecured noteholders. Baa2/BBB/BBB Unsecured Term Borrowings Rated by Moody’s, S&P and FitchRatings “We have always believed in the power of the right-side of our balance sheet to lower our cost of capital and manage interest rate and investment risk. Uniquely having two means of investment-grade term borrowing is key to our balance sheet leadership.” – Catherine Long, CFO Annual Cash Flows Compare Favorably to a Well-Laddered Debt Maturity Schedule

2021 First Quarter Investor Presentation 10 2.18 2.15 2.18 2.20 2.15 2.12 2.02 2.10 2.17 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 0% 5% 10% 15% 20% NR C/D B3 B2 B1 Ba3 Ba2 Ba1 Baa3 Baa2 Baa1 A3 A2 A1 Aa3 Aa2 Aa1 Aaa % of Rent & Interest Moody’s RiskCalc (EDF) STORE Score 1 Median Unit-Level Fixed Charge Coverage Median EDF Median STORE Score Profit center real estate, as measured by the STORE Score, improves the credit profile of our portfolio. Creating Superior Contracts Our asset class allows for the creation of an investment-grade portfolio. ➢ STORE’s contracts remain strong with Median EDF and Median STORE Score remaining consistent with Q4 at Ba3 and Baa3, respectively. ➢ STORE’s focus on unit-level profitability has remained unchanged with median contract coverage consistently over 2.0x. ➢ The STORE Score is conservative, not accounting for qualitative credit enhancements or capital stack seniority.

Business Model Leadership: External Growth

Our business model delivers higher returns on equity with high margins of safety.


Marginal Equity Return[1]
11.5%
9.7%
9.4%
9.4%
8.8%
8.3%
8.2%
7.6%
STORE capital
NATIONAL RETAIL PROPERTIES
SPIRIT
AGREE REALTY CORPORATION
REALTY INCOME
ESSENTIAL PROPERTIES
FCPT
EPR Properties

[1] *Information based on YTD 4Q 2020 reported results. For companies where the year-to-date lease rate on new acquisitions is not disclosed, the formula assumes a lease rate of 7.0%. Same Store NOI growth used as a proxy for contract lease escalator where the latter is not disclosed. For companies where neither is disclosed, the formula assumes a lease escalator of 1.5%. EBITDA margin is based on revenue less reimbursed property expenses and straight-line rent. Marginal interest rate is based on the current spread on unsecured debt outstanding over the 10-year treasury.*

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2021 First Quarter Investor Presentation 12 Estimated Gross Internal Growth1 = >5% Our leading focus on internal growth is designed to enable STORE to realize attractive and consistent AFFO per share growth no matter the size of our balance sheet. Business Model Leadership: Internal Growth STORE leads in internal growth, from accretive property sales to contractual rent increases to low dividend payout ratios. Annual Rent Growth AFFO per Share Growth 1.0% 1.40% 1.3% 1.82% 1.5% 2.10% 1.8% 2.52% 2.0% 2.79% AFFO Growth from Reinvested Free Cash Flow AFFO Dividend Payout Ratio 65% 70% 75% 80% 3.49% 2.98% 2.46% 1.94% AFFO Per Share Growth AFFO Growth from Reinvested Property Sale Proceeds Portion of Beginning Portfolio Sold 1% 2% 3% 4% 5% Sale Cap Rate vs Reinvestment Cap Rate 20bps 0.0% 0.1% 0.1% 0.2% 0.2% 40bps 0.1% 0.2% 0.3% 0.3% 0.4% 60bps 0.1% 0.3% 0.4% 0.5% 0.6% 70bps 0.2% 0.3% 0.5% 0.7% 0.8%

Contract Stability and Risk-Adjusted Returns

With historic gross returns for STORE of ~10% versus ~7% for that of real estate leased to investment-grade tenants, STORE has a ~43% margin of safety.

STORE's Market	Investment-Grade Tenants
Lease Yield + Escalators = Gross Return	
~8% + 2% = ~10%	~6% + 1% = ~7%
Contract Quality: Stable	53%-73% Non-IG in 10-20 Years

Actual Great Recession Performance

Margin of Safety: 43%

vs.

Cumulative Losses: 3.24%

=

13.3X MARGIN OF SAFETY

Between 2003 and 2012, including the Great Recession, a prior portfolio created by STORE principals materially outperformed returns from property leased to investment grade tenants.

MATERIAL **ALPHA** CREATION

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2021 First Quarter Investor Presentation 14 As of March 31, 2021 2020 2019 Investment portfolio subject to Master Leases*1 94% 92% 91% Average investment amount / replacement cost (new)2 80% 81% 81% Locations subject to unit-level financial reporting3 99% 98% 98% Proportion of portfolio from direct origination ~80% ~80% ~80% Contracts on STORE’s form4 96% 96% 94% Weighted average annual lease escalation5 1.9% 1.9% 1.8% Weighted average remaining lease contract term ~14 years ~14 years ~14 years Investment property locations 2,656 2,552 2,334 States 49 49 50 Customers 522 491 447 Industries in which our customers operate 117 113 109 Occupancy6 99.6% 99.5% 99.7% Properties not operating but subject to a lease7 2.0% 2.2% 1.3% Investment locations subject to a ground lease8 0.9% 0.8% 0.9% Median unit FCCR / 4-wall FCCR9 2.2x / 2.7x 2.2x / 2.6x 2.2x / 2.6x Contracts rated investment grade10 ~72% ~75% ~75% Portfolio At A Glance Industry leading growth and consistency. Table Stakes Origination Diversity Portfolio Management

Diversification Across Industry Groups

STORE's focus is on creating a granular portfolio with non-correlated diversity.


POPEYES


FOUNDATIONS



Customer Industry Groups	# of Properties	Building Sq. Ft. (in thousands)	% Base Rent and Interest[1] As of March 31, 2021	2020	2019
Restaurants - Full Service	358	2,474	7.6%	9.0%	10.8%
Restaurants - Limited Service	373	1,003	4.6%	5.0%	5.5%
Early Childhood Education	249	2,655	6.0%	6.0%	5.7%
Health Clubs	88	3,068	5.0%	5.4%	5.3%
Automotive Repair and Maintenance	187	1,009	4.8%	4.8%	3.8%
Movie Theaters	37	1,881	3.7%	3.9%	4.8%
Pet Care	183	1,717	3.6%	3.4%	3.5%
Behavioral Health	73	1,308	3.2%	2.8%	1.9%
Lumber & Construction Materials	124	5,638	3.1%	2.8%	2.9%
Family Entertainment	37	1,529	3.0%	3.9%	3.9%
Medical and Dental	123	1,267	2.9%	2.8%	2.4%
Elementary and Secondary Schools	15	799	2.8%	1.4%	1.4%
Equipment Sales and Leasing	51	1,301	2.0%	1.8%	1.2%
Wholesale Automobile Auction	8	428	1.2%	1.3%	1.3%
Logistics	23	1,876	1.2%	1.2%	0.6%
Metal and Mineral Merchant Wholesalers	26	2,152	1.0%	0.9%	1.1%
All Other Service (21 industry groups)	194	11,848	8.3%	8.4%	8.3%
Total Service	**2,149**	**41,953**	**64.0%**	**64.8%**	**64.4%**

SERVICE

Located near target customers. Not readily available online. Broad array of everyday services.

(~64%)

Service industries account for more than half of U.S. Employment and GDP.

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Diversification Across Industry Groups (continued)


ASHLEY
FURNITURE
HomeStore


MILLS
FLEET FARM



Customer Industry Groups	# of Properties	Building Sq. Ft. (in thousands)	% Base Rent and Interest[1] As of March 31, 2021	2020	2019
Furniture	66	3,847	4.3%	5.3%	5.6%
Farm and Ranch Supply	42	4,220	4.1%	4.5%	4.4%
Recreational Vehicle Dealers	29	1,216	2.1%	1.9%	1.5%
Hunting and Fishing	9	758	1.7%	1.8%	2.1%
Used Car Dealers	27	296	1.7%	1.7%	1.3%
Home Furnishings	11	1,262	1.2%	1.1%	0.7%
New Car Dealers	9	273	0.7%	0.7%	0.7%
All Other Retail (11 industry groups)	44	1,792	1.7%	1.8%	2.1%
Total Retail	**237**	**13,664**	**17.5%**	**18.8%**	**18.4%**
Metal Fabrication	93	11,076	5.0%	4.4%	4.0%
Food Processing	21	2,754	2.4%	2.1%	0.5%
Plastic and Rubber Products	20	3,186	1.8%	1.6%	2.4%
Automotive Parts and Accessories	20	3,537	1.5%	1.0%	1.1%
Furniture Manufacturing	12	2,980	1.3%	1.3%	1.9%
Aerospace Product and Parts	23	1,736	1.1%	0.8%	0.9%
Electronics Equipment	11	1,006	1.0%	1.2%	1.4%
All Other Manufacturing (16 industry groups)	70	7,684	4.4%	4.0%	5.0%
Total Manufacturing	**270**	**33,959**	**18.5%**	**16.4%**	**17.2%**
Total Portfolio	**2,656**	**89,576**	**100%**	**100%**	**100%**

RETAIL

Internet resistant.

High experiential & service components.

Located in retail corridors.

(~17%)

MANUFACTURING

Strategically located in industrial parks near customers.

Broad array of industries providing everyday necessities.

(~19%)

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Top 10 Customers[1] Represent ~18% of Base Rent and Interest

		% Base Rent and Interest[2]	# of Properties	STORE Capital Customer
1	spring EDUCATION GROUP	3.0%	27	**Spring Education Group** (formerly Stratford School and Nobel Learning Communities) is the largest pure play US platform focused on preschool and K-12 education. Spring's diversified collection of brands operates over 230 schools in 18 states & D.C. The company is owned by Asia-based investment firm, Primavera Capital.
2	Fleet Farm Built for real life	2.4%	9	**Fleet Farm Group** dba Fleet Farm is a full-service merchant with more than 45 locations in four mid-western states, offering a broad assortment of goods from hunting gear to lawn, garden and farm supplies. The company is owned by the private equity firm KKR & Co since 2016. In 2018 the store name was changed from Mills Fleet Farm to Fleet Farm.
3	Bass Pro Shops	1.8%	10	**Great Outdoors Group** operates retail locations under the Bass Pro Shops and Cabela's monikers, offering outdoor gear and apparel in an immersive setting. These two iconic brands, combined, operate approximately 170 retail and marine centers. Both concepts are market leaders and highly respected within their respective niche of outdoor products.
4	Cadence EDUCATION	1.8%	49	**Cadence Education** is an Apax Partners private equity owned company and is one of the premier early childhood educators in the United States, operating more than 200 private preschools and elementary schools as members of the Cadence Education Family of Schools across the country.
5	Ashley HOMESTORE	1.7%	25	**Dufresne Spencer Group** is a top 20 operator in the ~$60 billion US furniture retailing industry and the largest Ashley's Furniture HomeStore licensee with 123 stores. DSG is backed by a seasoned management team with a strong operating history and garnered an investment from Ashley Corporate in December 2017.
6	U.S. LBM	1.6%	57	**U.S. LBM Holdings**, founded in 2009, is a collection of leading building material distributors across 30 states with more than 250 locations. The company serves as a critical link in the building materials supply chain, supplying more than 60,000 stock keeping units ("SKUs") for custom homebuilders and specialty contractors. US LBM was acquired by Bain Capital in 2020.
7	CAMPING WORLD	1.6%	20	**CWGS Group** (NYSE:CWH), dba Camping World, is the nation's largest retailer of recreational vehicles, RV accessories and RV-related services operating over 170 locations. The company's Good Sam organization and family of programs and services uniquely enables them to connect with their customers as stewards of the RV enthusiast community and lifestyle.
8	amc THEATRES	1.4%	14	**AMC Entertainment** (NYSE:AMC), is the largest movie exhibition company in the world with over 1,000 theatres and 11,000 screens across the globe, AMC operates among the most productive theatres in the United States' top markets, having the #1 or #2 market share positions in 21 of the 25 largest metropolitan areas of the United States.
9	ZIPS	1.3%	42	**Zips Holdings** is one of the largest car wash operators in the US with 200 locations across 17 states in the South, Southeast and Mid-Atlantic. The Company is owned by founder, Brett Overman who partnered with Equity Investment Group and Britton Hill Partners and in 2020 received an additional investment from Atlantic Street Capital to help facilitate continued growth.
10	LOVES FURNITURE & MATTRESSES	1.3%	16	**Loves Furniture** is an 18-unit operator in the Midwest that combines a personalized shopping experience with a wide variety of quality and stylish products for every budget. Loves offers a variety of store formats selling furniture & mattresses as well as flooring, home accents & bedding essentials. Loves is backed by Texas-based US Assets.
		17.9%	**269**	**TOTAL TOP 10 CUSTOMERS**

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2021 First Quarter Investor Presentation 18 Pipeline Velocity During Q1 2021 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 Starting Pipeline $12.4B Ending Pipeline $12.4B New Deals Added $2.4B Deals Passed / Closed $2.4B Investment Pipeline Activity STORE’s emphasis is on Service, Manufacturing and Select Retail sectors having high potential for long-term relevance. Opportunity Size Profit Center Real Estate Market Size: $3.9 Trillion Number of Target Market Companies: 200,000 Our Target Contact Database: ~26,000 Our Existing Customers: 522 Pipeline Sector Distribution as of 03/31/2021 Manufacturing 21% Restaurants 8% Specialty Med 11% Other Service 15% Entertainment 6% Gyms 1% Education 4% Auto Maintenance 7% Storage 4% RV/Auto Dealers 9% Other Retail 14% Our pipeline continues to mirror STORE’s current portfolio.

2021 First Quarter Investor Presentation 19 STORE’s Direct Origination Platform Creates Consistent Lease Duration2 0% 5% 10% 15% 20% 25% 30% 35% 40% STOR Essential 4 Corners Agree Spirit NNN Realty Inc VEREIT 2021 2022 2023 2024 2025 Percentage Of Portfolio Leases Expiring Next 5 Years1 5 10 15 20 18Q3 18Q4 19Q1 19Q2 19Q3 19Q4 20Q1 20Q2 20Q3 20Q4 Realty Inc Spirit Agree NNN 4 Corners VEREIT Essential STOR Lease Duration (years) Sector Leading Long Lease Terms and Low 5-Year Maturities STORE’s direct origination of long lease terms means low lease rollover risk.

2021 First Quarter Investor Presentation 20 79% 23% 21% 21% 17% 13% 12% 11% FCPT ADC O NNN VEREIT EPRT SRC STORE 0% 2% 4% 6% 8% 10% 12% 14% 16% STOR NNN Essential 4 Corners Spirit Realty Inc VEREIT Agree Lease Intangibles / Total Assets STORE is a Leader in Direct Origination Lease Intangibles vs. Total Assets1 7.25% 7.75% 8.25% 8.75% 9.25% 9.75% 11 12 13 14 15 16 17 18 19 Weighted Average Lease Duration (in years) Weighted Avg. Gross Cap Rate (Initial Cap Rate Plus Contract Bumps ) STORE is a Leader in Lease Duration & Gross Returns Lease Durations vs. Gross Cap Rates3 Most Diversified Tenant Base (% Top 5 Tenants, based on annual rent 2) The Gold Standard in Origination Platforms STORE’s direct origination platform creates consistent lease cap rates and duration.

2021 First Quarter Investor Presentation 21 NOI, AFFO and Net Income ($MM)2 $537 $655 $672 $172 $178 $378 $458 $463 $120 $125 $217 $285 $213 $63 $55 2018 2019 2020 Q1 2020 Q1 2021 NOI AFFO Net Income $1,626 $1,689 $1,086 $264 $271 $228 $429 $261 $21 $141 2018 2019 2020 Q1 2020 Q1 2021 Acquisitions Dispositions Per Share Annual Growth NET INCOME: 4.3% DIVIDENDS: 6.4% AFFO: 4.2% Compound Annual Growth Rate Acquisition and Disposition Volume ($MM)1 $0.25 $0.75 $1.25 $1.75 $2.25 2015 2016 2017 2018 2019 2020 AFFO Dividends Net Income 21 Growth and Performance STORE excels at providing consistently high stockholder returns. 2015 2016 2017 2018 2019 2020 STOR 12.6% 11.0% 10.6% 14.0% 36.7% -3.4% S&P 500 1.4% 12.0% 21.8% -4.4% 31.5% 18.4% RMZ 2.5% 8.6% 5.1% -4.6% 25.8% -7.6% Six Year Five Year Four Year Three Year Two Year One Year STOR 13.0% 13.1% 13.6% 14.6% 14.9% -3.4% S&P 500 12.8% 15.2% 16.0% 14.2% 24.8% 18.4% RMZ 4.4% 4.8% 3.9% 3.5% 7.8% -7.6% STORE Annual Shareholder Return Performance STORE Cumulative Shareholder Return Performance

2021 First Quarter Investor Presentation 22 Stockholders STORE seeks to deliver stable, predictable, investment-grade stockholder performance and superior Market Value Added. Customers STORE real estate capital solutions enable improved customer wealth creation and increased workforce and leadership opportunities. Employees STORE promotes employee opportunity, education, engagement and diversity. Suppliers STORE provides opportunities to professional, supplier and service vendors to prosper through fair business practices and dependable engagements. Communities STORE contributes to our community and many communities across the country through our multiple investments and associated career opportunities. Environment STORE works to promote and improve environmental conscientiousness through our attention to and promotion of environmental stewardship. Environmental, Social, Governance (ESG) ratings reported by Institutional Shareholder Services (ISS) provide insight for investors on how companies perform in key areas of sustainability. STORE Capital’s ISS Quality Score ratings compare favorably to our peers in the net lease sector. *’1‘ represents the highest quality and lowest risk. 7* Governance Social Environmental Corporate Responsibility: Our Commitment to All Stakeholders Our definition of success: making a positive difference for our stakeholders. 3* 2*

Corporate Responsibility at the Forefront in 2020

STORE's commitment to sustainability, community, social responsibility and governance was reinforced this past year.


STARS
STORE capital
FOURTH ANNUAL
INSIDE TRACK FORUM
STORE capital




STORE
C.A.R.E.S. RELIEF

Hosted Annual Two-Day Customer Event
New recognition for customers who developed exceptional environmental, sustainability, and social responsibility programs of their own. Acknowledged the efforts of customers who developed and instituted the use of biodegradable plastics and established innovative employee engagement practices.

Enhanced Corporate Governance
Added new independent director, Tawn Kelley, a seasoned executive in the real estate finance industry, to the board. Independent directors comprise 78% of the Board; women represent 33%.

Provided Customer Pandemic Resources
Created COVID-19 resource center to serve our middle market tenants, with online resources and a dedicated internal team to help them navigate the various lending programs.

Published first ever Corporate Responsibility Report
To view the report, visit https://www.storecapital.com/wp-content/uploads/STORE_Capital_2020_Corporate_Reponsibility_Report.pdf



Hosted 2020 Virtual Externship
A professional development program for students who were adversely impacted by the pandemic that are interested in finance and real estate.

124	Participants	5	Countries
54	Colleges / Universities	20	STORE Presenters
22	States	~ 50%	Minority Participants

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2021 First Quarter Investor Presentation 24 1. A Class Of Our Own – STORE Properties 2. Consistent and Effective Business Model 3. Strong Internal Growth by Design 4. Fortress Balance Sheet 5. Direct Origination, Delivering Superior Returns 6. Long Lease Terms, Low Renewal Risk 7. Extensive Portfolio Diversity 8. Highly Liquid & Granular Portfolio Assets 9. A Demonstrated Commitment To All Our Stakeholders A CLASS O F O U R O W N

APPENDIX 2021 FIRST QUARTER INVESTOR PRESENTATION

2021 First Quarter Investor Presentation 26 60% 65% 70% 75% 80% 85% 90% 95% 100% 18Q3 18Q4 19Q1 19Q2 19Q3 19Q4 20Q1 20Q2 20Q3 20Q4 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 2015 2016 2017 2018 2019 2020 STORE’s Dividend Per Share Growth1 AFFO Payout Ratio2 Strong Protected Dividend Growth STORE has posted strong dividend growth and protection. Our dividend growth is the highest among our net lease peers….. …and our dividends are among the most protected. STOR 6.3% ADC 5.5% FCPT 5.5% O 3.8% NNN 3.6% 5-Year Compound Growth

2021 First Quarter Investor Presentation 27 STORE is a Leader in Profitable Asset Sales1 Activity Portfolio Management Impact on Growth Actively managing the portfolio creates accretive internal growth and demonstrates liquidity for STORE assets. STORE’s Asset Sales Have Added To Our Internal Growth STORE’s Asset Sales Have Been At Gains Over Our Original Cost $- $200 $400 $600 $800 $1,000 $1,200 $1,400 2016 2017 2018 2019 2020 MILLIONS ADC FCPT NNN O STORE 2016 2017 2018 2019 2020 Avg Disposition Cap Rate (Occupied Property Sales) 7.5% 7.6% 7.1% 7.5% 7.4% 7.4% Acquisition Cap Rate 7.9% 7.8% 7.9% 7.8% 8.1% 7.9% Spread 0.4% 0.2% 0.8% 0.3% 0.7% 0.5% Percent of Portfolio Sold 1.9% 5.0% 3.7% 5.6% 2.7% 3.8% Internal Growth Contribution 0.2% 0.2% 0.5% 0.3% 0.1% 0.3% 2016 2017 2018 2019 2020 Total Revenue Accretion ($000's) $512 $852 $2,519 $1,831 $540 $6,254 Property Sales Type 2016 2017 2018 2019 2020 Avg Opportunistic 20% 21% 20% 19% 19% 20% Strategic 0% 8% 5% 7% 2% 4% Property Management -6% -9% 2% -28% -33% -15% Total Gain/(Loss) vs. Cost 10% 5% 10% 5% (8%) 5%

2021 First Quarter Investor Presentation 28 Portfolio Management Performance (through December 31, 2020) Average annual portfolio performance on more than $11 billion of investments since 2011 inception. 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% Avg. Rent Related to Property Sales ~1.04% Avg. Cap Rate Spread ~0.67% PORTFOLIO MANAGEMENT Ability to realize gains AFFO Impact ~0.06% Annual Rent Increase +1.9% Reinvested Cash Flow1 +1.7% INTERNAL GROWTH Growth by design Base Int. Growth +3.6% +3.6% (0.37%) +0.06% PROPERTY MANAGEMENT Work in Process (WIP) WIP Drag ~(0.32)% Unresolved Credit Events ~(0.32)% Resolved Credit Events ~(1.28)% Recovery (~71%) ~+0.91% PROPERTY MANAGEMENT Ability to manage losses Net Credit Loss ~(0.37)% (0.32%) Beginning Internal Growth Growth Adjusted for Equity Capitalization (~60% at cost) Shareholder Internal Growth (Leveraged) ~5% Shareholder Internal Growth (Leveraged) ~5% Ending Internal Growth +3.0% STORE’s table stakes and proactive portfolio management result in margins of safety and delivers a high level of internal growth. INTERNAL GROWTH (UNLEVERAGED) 3.0%

FINANCIAL INFORMATION 2021 FIRST QUARTER INVESTOR PRESENTATION

2021 First Quarter Investor Presentation 30 Three Months Ended March 31, $ thousands, except share and per share data 2021 2020 Revenues: (unaudited) Rental revenues $ 169,328 $ 163,350 Interest income on loans and financing receivables 12,563 11,482 Other income 370 3,065 Total revenues 182,261 177,897 Expenses: Interest 41,828 41,694 Property costs 4,663 6,004 General and administrative 25,006 7,879 Depreciation and amortization 63,567 59,338 Provisions for impairment 7,350 2,900 Total expenses 142,414 117,815 Other Income: Net gain on dispositions of real estate 15,670 2,746 Loss from non-real estate, equity method investment (363)- Income before income taxes 55,154 62,828 Income tax expense 194 168 Net income $ 54,960 $ 62,660 Net income per share of common stock - basic and diluted $ 0.21 $ 0.26 Dividends declared per common share $ 0.36 $ 0.35 Weighted average common shares outstanding – basic 266,366,698 243,355,486 – diluted 266,366,698 243,355,486 Condensed Consolidated Statements of Income

2021 First Quarter Investor Presentation 31 $ thousands, except share and per share data March 31, 2021 December 31, 2020 Assets (unaudited) (audited) Investments: Real estate investments: Land and improvements $ 2,825,125 $ 2,807,153 Buildings and improvements 6,171,711 6,059,513 Intangible lease assets 61,634 61,634 Total real estate investments 9,058,470 8,928,300 Less accumulated depreciation and amortization (992,258)(939,591) 8,066,212 7,988,709 Real estate investments held for sale, net - 22,304 Operating ground lease assets 34,341 34,683 Loans and financing receivables, net 671,565 650,321 Net investments 8,772,118 8,696,071 Cash and cash equivalents 145,565 166,381 Other assets, net 136,824 141,942 Total assets $ 9,054,507 $ 9,004,340 Liabilities and stockholders' equity Liabilities: Credit facility $ - $ - Unsecured notes and term loans payable, net 1,510,172 1,509,612 Non-recourse debt obligations of consolidated special purpose entities, net 2,192,172 2,212,634 Dividends payable 97,203 95,801 Operating lease liabilities 39,039 39,317 Accrued expenses, deferred revenue and other liabilities 124,516 131,198 Total liabilities 3,963,102 3,988,562 Stockholders' equity: Common stock, $0.01 par value per share, 375,000,000 shares authorized, 270,008,071 and 266,112,676 shares issued and outstanding, respectively 2,700 2,661 Capital in excess of par value 5,597,279 5,475,889 Distributions in excess of retained earnings (506,141)(459,977) Accumulated other comprehensive loss (2,433)(2,795) Total stockholders' equity 5,091,405 5,015,778 Total liabilities and stockholders' equity $ 9,054,507 $ 9,004,340 Condensed Consolidated Balance Sheets

2021 First Quarter Investor Presentation 32 Three Months Ended March 31, $ thousands, except per share data 2021 2020 (unaudited) NET INCOME $ 54,960 $ 62,660 Depreciation and amortization of real estate assets 63,507 59,255 Provision for impairment of real estate 5,350 2,900 Net gain on dispositions of real estate (15,670)(2,746) FUNDS FROM OPERATIONS (FFO)2 $ 108,147 $ 122,069 Adjustments: Straight-line rental revenue, net: Fixed rent escalations accrued (1,511)(1,265) Construction period rent deferrals 628 526 Amortization of: Equity-based compensation 12,905 (3,572) Deferred financing costs and other noncash interest expense 2,100 2,142 Lease-related intangibles and costs 827 675 Provision for loan losses 2,000 - Lease termination fees -(237) Capitalized interest (214)(229) Loss from non-real estate, equity method investment 363 - ADJUSTED FUNDS FROM OPERATIONS (AFFO)2 $ 125,245 $ 120,109 Net Income per share of common stock - basic and diluted3 $ 0.21 $ 0.26 FFO per share of common stock – basic and diluted3 $ 0.41 $ 0.50 AFFO per share of common stock – basic and diluted3 $ 0.47 $ 0.49 Funds From Operations and Adjusted Funds from Operations1

GAAP Reconciliations

Net Income to FFO and AFFO[1]

$ millions (unaudited)	Year Ended December 31,		
	2018	2019	2020
NET INCOME	$ 217.0	$ 285.0	$ 212.6
Depreciation and amortization of real estate assets	180.9	221.6	242.7
Provision for impairment of real estate	5.2	18.7	22.0
Net gain on dispositions of real estate[2]	(45.4)	(84.1)	(22.8)
FUNDS FROM OPERATIONS (FFO)[4]	$ 357.6	$ 441.2	$ 454.5
Adjustments:			
Straight-line rental revenue:			
Fixed rent escalations accrued	(6.1)	(6.0)	(8.1)
Construction period rent deferrals	6.6	1.6	1.9
Amortization of:			
Equity-based compensation	8.6	11.7	4.7
Deferred financing costs and other noncash interest expense[3]	9.5	9.7	8.8
Lease-related intangibles and costs	2.4	2.9	3.0
Provision for loan losses	2.6	-	1.0
Lease termination fees	-	(4.1)	(0.6)
Capitalized interest	(2.6)	(1.6)	(0.7)
(Income) loss from non-real estate, equity method investment	-	-	(3.5)
(Gain) loss on defeasance/extinguishment of debt	(0.8)	0.7	-
Executive severance costs	-	2.0	2.0
ADJUSTED FUNDS FROM OPERATIONS (AFFO)[4]	$ 377.9	$ 458.1	$ 463.0

Net Income to Net Operating Income

$ millions (unaudited)	Year Ended December 31,			Three Months Ended March 31,	
	2018	2019	2020	2020	2021
NET INCOME	$217.0	$285.0	$212.6	$62.7	$55.0
Adjustments:					
Interest	129.1	158.4	169.7	41.7	41.8
General and administrative	45.7	54.3	49.7	7.9	25.0
Depreciation and amortization	181.8	222.0	242.9	59.3	63.6
Provisions for impairment	7.8	18.7	23.0	2.9	7.3
Net gain on dispositions of real estate[2]	(45.5)	(84.1)	(22.8)	(2.7)	(15.7)
(Income) loss from non-real estate, equity method investment	-	-	(3.5)	-	0.4
Income tax expense	0.6	0.7	0.6	0.1	0.2
NET OPERATING INCOME	$536.5	$655.0	$672.2	$171.9	$177.6

2021 First Quarter Investor Presentation

STORE capital

33

2021 First Quarter Investor Presentation 34 $ millions (unaudited) As of March 31, 2021 Credit facility $ - Unsecured notes and term loans payable, net 1,510.2 Non-recourse debt obligations of consolidated special purpose entities, net 2,192.2 TOTAL DEBT $ 3,702.4 Adjustments: Unamortized net debt discount 5.1 Unamortized deferred financing costs 33.7 Cash and cash equivalents (145.6) Restricted cash deposits held for the benefit of lenders (4.9) ADJUSTED DEBT $ 3,590.7 $ millions (unaudited) Three Months Ended March 31, 2021 NET INCOME $ 55.0 Adjustments: Interest 41.8 Income tax expense 0.2 Depreciation and amortization 63.6 EBITDA 160.6 Adjustments: Provision for impairment of real estate 5.3 Net gain on dispositions of real estate (15.7) EBITDAre 150.2 Adjustments: Provision for loan losses 2.0 Loss from non-real estate, equity method investment 0.4 ADJUSTED EBITDAre $ 152.6 Estimated adjustment to Adjusted EBITDAre as if all real estate acquisitions and dispositions for the quarter ended March 31, 2021 had occurred as of January 1, 2021 2.0 ADJUSTED EBITDAre – CURRENT ESTIMATED RUN RATE $ 154.6 ANNUALIZED ADJUSTED EBITDAre $ 610.4 ANNUALIZED ADJUSTED EBITDAre – CURRENT ESTIMATED RUN RATE $ 618.4 ADJUSTED DEBT / ANNUALIZED ADJUSTED EBITDAre 5.9x ADJUSTED DEBT/ ANNUALIZED ADJUSTED EBITDAre – CURRENT ESTIMATED RUN RATE 5.8x Debt to Adjusted Debt1 Net Income to Adjusted EBITDAre1 GAAP Reconciliations - Leverage

2021 First Quarter Investor Presentation 35 $ thousands Total Remainder of 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031-2033 2034 Thereafter Unsecured notes payable $1,425,000 $ - $75,000 $ - $100,000 $ - $200,000 $ - $350,000 $350,000 $350,000 $ - $ - $ - Unsecured term loans 100,000 100,000 ------------ Non-recourse mortgage notes: STORE Master Funding1 2,033,562 21,343 24,473 264,636 335,861 271,520 292,518 466,174 1,900 1,900 1,900 5,700 345,637 - Other secured notes 182,618 3,382 38,290 25,179 10,811 2,557 55,052 1,232 1,287 36,583 490 1,611 588 5,556 Total $3,741,180 $124,725 $137,763 $289,815 $446,672 $274,077 $547,570 $467,406 $353,187 $388,483 $352,390 $7,311 $346,225 $5,556 Long-Term Debt Maturities 1 Prepayable, without penalty, 24 or 36 months prior to maturity.

2021 First Quarter Investor Presentation 36 Credit Facility/NPAs – Key Covenants Required March 31, 2021 Maximum leverage ratio < 60% 37% Maximum unsecured leverage ratio < 60% 24% Maximum secured indebtedness ratio < 45% 22% Minimum fixed charge coverage ratio > 1.5x 3.3x Minimum unencumbered interest ratio > 2.0x 7.0x Public Notes – Key Covenants Required March 31, 2021 Limitation on incurrence of total debt < 60% 37% Limitation on incurrence of secured debt < 40% 22% Debt service coverage ratio > 1.5x 4.0x Maintenance of total unencumbered assets > 150% 419% Presented below is a summary of the key financial covenants as they relate to STORE’s unsecured debt, which consists of: • Unsecured Revolving Credit Facility (Credit Facility) • Note Purchase Agreements (NPAs) • Senior Unsecured Notes (Public Notes) Such covenants are defined and calculated in accordance with the terms of the Credit Facility, the NPAs and the governing documents of the Public Notes. The NPAs contain financial covenants that are similar to those of the Credit Facility; therefore, the summary of key financial covenants is combined below, presenting the most restrictive covenant, if different. Credit Facility and Unsecured Notes Covenants

COVID-19 UPDATE 2021 FIRST QUARTER INVESTOR PRESENTATION

2021 First Quarter Investor Presentation 38 Portfolio Resilience During COVID-19 STORE's pandemic outperformance proves our business model. Improved Collections as Re-Openings Occur Deferral Repayments Through March 31, 2021 Collections by Sector % Collections

2021 First Quarter Investor Presentation 39 Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. We also disclose Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non-GAAP measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain revenues and expenses that have no impact on our long-term operating performance, such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, we exclude certain other costs not related to our ongoing operations, such as the amortization of lease-related intangibles. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains (or losses) on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional revenues and expenses such as straight-line rents, including construction period rent deferrals, and the amortization of deferred financing costs, stock-based compensation and lease-related intangibles as such items have no impact on long-term operating performance. As a result, we believe AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability. Therefore, we disclose both FFO and AFFO and reconcile them to the most appropriate GAAP performance metric, which is net income. STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies. Supplemental Reporting Measures

2021 First Quarter Investor Presentation 40 We believe that presenting supplemental reporting measures, or non-GAAP measures, such as EBITDA, EBITDAre and Adjusted EBITDAre, is useful to investors and analysts because it provides important supplemental information concerning our operating performance exclusive of certain non-cash and other costs. These non-GAAP measures have limitations as they do not include all items of income and expense that affect operations. Accordingly, they should not be considered alternatives to net income as a performance measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Our presentation of such non-GAAP measures may not be comparable to similarly titled measures employed by other companies. EBITDA, EBITDAre and Adjusted EBITDAre EBITDA represents earnings (GAAP net income) plus interest expense, income tax expense, depreciation and amortization. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. To derive Adjusted EBITDAre we modify the NAREIT definition of EBITDAre to exclude other items included in GAAP net income, such as provisions for loan losses, as such items are not related to our ongoing performance. Note: The adjustments to derive Adjusted EBITDAre may not exist in every quarter, therefore EBITDAre and Adjusted EBITDAre may be equal. Annualized Adjusted EBITDAre and Adjusted Debt Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDAre for the most recently completed fiscal quarter by four. Annualized Adjusted EBITDAre – Current Estimated Run Rate is based on an estimated Adjusted EBITDAre calculated as if all leases and loans in place as of the last date of the most recently completed fiscal quarter had been in place as of the beginning of such quarter; then annualizing that estimated Adjusted EBITDAre for the quarter by multiplying it by four. You should not unduly rely on this metric as it is based on several assumptions and estimates that may prove to be inaccurate. Our actual reported Adjusted EBITDAre for future periods may be significantly less than that implied by our reported Annualized Adjusted EBITDAre – Current Estimated Run Rate for a variety of reasons. Adjusted Debt represents our outstanding debt obligations excluding unamortized deferred financing costs and net debt premium, further reduced for cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding unamortized deferred financing costs and net debt premium, cash and cash equivalents and restricted cash deposits held for the benefit of lenders provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. Adjusted Debt to Annualized Adjusted EBITDAre Adjusted Debt to Annualized Adjusted EBITDAre, or leverage, is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments. We calculate leverage by dividing Adjusted Debt by Annualized Adjusted EBITDAre. Because our portfolio growth level is significant to the overall size of the Company, we believe that presenting this leverage metric on a run rate basis is more meaningful than presenting the metric for the historical quarterly period, and we refer to this metric as Adjusted Debt to Annualized Adjusted EBITDAre—Current Estimated Run Rate. Leverage should be considered as a supplemental measure of the level of risk to which stockholder value may be exposed. Our computation of leverage may differ from the methodology employed by other companies and, therefore, may not be comparable to other measures. Note: NAREIT issued a white paper in 2017 recommending that companies that report EBITDA also report EBITDAre. Supplemental Reporting Measures

2021 First Quarter Investor Presentation 41 Footnotes Page 7: 1 Represents reported corporate revenues for financial statements received by STORE Capital through April 13, 2021. Excludes customers, representing approximately 4.2% of base rent and interest, that do not report corporate revenues. 2 Represents the weighted average percentage change (by base rent and interest) in reported corporate revenues for the trailing 12-month (or nine-month if 12-month was not available) period as reported to STORE Capital for the period ended December 31, 2019 as compared to the same period ended December 31, 2018. Excludes customers representing 6.1% of base rent and interest because sufficient comparable data was not available. 3 Estimated based on total revenue per employee for all companies in the middle market (based on data reported by the National Center for the Middle Market for 2019) extrapolated to the aggregate total revenue of STORE’s customers. 4 Represents the number of locations operated by STORE’s customers as reported to STORE Capital through December 31, 2019. 5 Represents the tolerable fall-off in lease level sales so that EBITDAR after overhead will still cover the lease’s fixed charges (which includes STORE’s rent and interest) weighted by the lease’s base rent and interest (based on currently available results for approximately 90% of eligible properties in our investment portfolio). If the variable profit coefficient for an individual lease was unavailable, we assumed the variable profit coefficient for its peer group in the calculation of the fall- off amount. Calculations are based on tenant statements (either December 25, 2019 or later) received by STORE Capital. Page 9: 1 Based on average of ratios of Realty Income and National Retail Properties as of December 31, 2020. 2 Ratios as of March 31, 2021; Unencumbered EBITDA based on NOI from Unencumbered Assets less an allocation of G&A expenses based on assets. 3 Represents the weighted average interest rate on balloon payments due in the respective years. 4 Free Cash Flow approximates Cash Flow from Operations less dividends paid. Page 10: 1 We measure the credit quality of our portfolio on a contract-by- contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of our tenants and the profitability of the operations at our properties. The STORE Score is a quantitative measurement of contract risk computed by multiplying tenant default probabilities (using Moody’s RiskCalc) and estimated store closure probabilities (using a simple algorithm we developed that has closure probabilities ranging from 100% to 10%, depending on unit-level profitability). Qualitative features can also impact investment risk, such as low property investment amounts, favorable tenant debt capital stacks, the presence of third-party guarantors, or other factors. Such qualitative factors are not included in the STORE Score and may serve to mitigate investment risk even further. Page 12: 1 STORE defines internal growth as the combination of high average lease escalators and a low AFFO payout ratio, which allows us to reinvest free cash flow back into our business. Page 14: • Based on base rent and interest. 1 The percentage of investment portfolio subject to master leases represents the percentage of the investment portfolio in multiple properties with a single customer subject to master leases. Approximately 87% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease. 2 The average investment amount/replacement cost (new) represents the ratio of purchase price to replacement cost (new) at acquisition. 3 Of the 99% of our properties that are required to provide unit- level reporting, 95% have provided current obligated statements as of April 21, 2021. 4 Represents the percentage of lease contracts that were created by STORE or contain preferred contract terms such as unit-level financial reporting, triple-net lease provisions and, when applicable, master lease provisions. 5 Weighted average annual lease escalation represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract. For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term. Calculation excludes contracts representing less than 0.1% of base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options. 6 STORE defines occupancy as a property being subject to a lease or loan contract. As of March 31, 2021, eleven of our properties were vacant and not subject to a contract. 7 Represents the percentage (based on the number of locations) of the Company’s investment locations that have been closed by the tenant but remain subject to a lease. 8 Represents the percentage (based on the number of locations) of the Company’s investment locations that are subject to a ground lease. 9 STORE calculates unit fixed charge coverage ratio generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness (if applicable). The 4-Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense. The weighted average unit FCCR and 4-Wall coverage ratios were 3.0x and 4.0x, respectively, as of March 31, 2021, 3.0x and 3.9x, respectively, as of March 31, 2020 and 3.0x and 3.8x, respectively, as of March 31, 2019. 10 The proportion of investment contracts rated investment grade represents the percentage of our contracts (based on base rent and interest) that have a STORE Score that is investment grade; amount disclosed represents the average since the inception of the Company. We measure the credit quality of our portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of our tenants and the profitability of the operations at the properties.

2021 First Quarter Investor Presentation 42 Footnotes Pages 15 and 16: 1 Data as of March 31, 2021, 2020 and 2019, by percentage of base rent and interest (based on rates in effect on those dates, for all leases, loans and financing receivables in place as of those dates). Page 17: 1 Data based on information available on customer websites, news releases and/or SEC filings. 2 Data as of March 31, 2021, by percentage of base rent and interest (based on rates in effect on March 31, 2021, for all leases, loans and financing receivables in place as of that date). Page 19: 1 Source: Latest publicly available financial information as of December 31, 2020. 2Weighted Average Lease Duration for properties purchased during quarter; NNN and VEREIT did not report lease duration for all periods presented. Page 20: 1 Source: Latest publicly available financial information as of December 31, 2020. 2 Source: Annualized rent from latest publicly available financial information as of December 31, 2020. 3 Source: Gross cap rates and lease durations in acquisitions from publicly available financial information in the eight quarters ended December 31, 2020. NNN and VEREIT did not report lease duration for all quarters included in presentation. Page 21: 1 Acquisitions represent both acquisitions of real estate and investment in loans and financing receivables. Dispositions represent the original acquisition cost of real estate sold and certain loan repayments, primarily received in conjunction with real estate sales. 2 Refer to pages 32 through 34 and page 39 for definitions of these non-GAAP financial measures and reconciliation to GAAP net income. Page 26: 1 Source: Historical dividend data from Nasdaq.com. 2 Represents actual AFFO ratios obtained from SEC filings. For EPR, AFFO included a $20 million prepayment fee in Q3’18 which was excluded from AFFO per share for this presentation. For SRC, AFFO included lawsuit settlement revenue in Q4’18 and termination fee revenue in Q3’19; for this presentation, AFFO per share for these two periods is based on disclosed amounts excluding these revenues. Page 27: ¹ Net proceeds from sales for STORE in 2019 and 2020 include $4.1 million and $0.6 million, respectively, of lease termination fees collected in connection with property sales. 2020 also includes $24.8 million in proceeds from loan repayments in conjunction with sales. Data for peers gathered from latest publicly available financial information as of December 31, 2020. Page 28: Note: Data through December 31, 2020. ¹ Growth from reinvested cash flow is equal to (i) the incremental cash flow added from reinvesting retained cash assuming a prior period payout ratio of 78%, leveraged at 39% with a borrowing cost of 2.78% and amortization of 45 years, reinvested at 8.09% less incremental operating costs of 0.45% divided by (ii) prior period rents assuming assets were acquired at 8.09%. Page 32: 1 See page 39 for discussion regarding use of Funds From Operations and Adjusted Funds from Operations. 2 FFO and AFFO for the three months ended March 31, 2021, include approximately $2.0 million of net revenue that is subject to the short-term deferral arrangements entered into in response to the COVID-19 pandemic; the Company accounts for these deferral arrangements as rental revenue and a corresponding increase in receivables. For the three months ended March 31, 2021, FFO and AFFO exclude $5.9 million collected under these short-term deferral arrangements. 3 Under the two-class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable. Page 33: 1 See page 39 for discussion regarding use of Funds From Operations and Adjusted Funds from Operations. 2 For the year December 31, 2018, includes $130,000 of income tax expense associated with gains recognized on the dispositions of certain properties. 3 For the years ended December 31, 2018, 2019 and 2020 includes $2.1 million, $1.1 million and $0.4 million respectively, of accelerated amortization of deferred financing costs primarily related to the prepayment of debt. 4 FFO and AFFO for the year ended December 31, 2020, include approximately $57.1 million of net revenue that is subject to the short-term deferral arrangements entered into in response to the COVID-19 pandemic; the Company accounts for these deferral arrangements as rental revenue and a corresponding increase in receivables. For the year ended December 31, 2020, FFO and AFFO exclude $9.4 million collected under these short- term deferral arrangements. Page 34: 1 See page 40 for discussion regarding use of EBITDAre, Adjusted EBITDAre and Adjusted Debt.

Investor and Media Contacts Financial Profiles, Inc. Moira Conlon, 310.622.8220 Tricia Ross, 310.622.8226 STORECapital@finprofiles.com Corporate Headquarters 8377 East Hartford Drive, Suite 100 Scottsdale, Arizona 85255 480.256.1100 www.STOREcapital.com 2021 FIRST QUARTER INVESTOR PRESENTATION